Exhibit 21

SUBSIDIARIES OF REGISTRANT

The registrant is IKON Office Solutions, Inc., an Ohio corporation, which has no parent. The following sets forth information with respect to IKON Office Solutions, Inc.’s subsidiaries as of September 30, 2003.

Subsidiary	% Voting Securities Owned (by whom)	State or other jurisdiction of Incorporation or organization
Chesterbrook Insurance Limited	100% IKON	Bermuda
IKON Capital, Inc. (Canada)	100% IKON	Canada
IKON Document Solutions Ltd (Ireland)	100% IKON	Ireland
IKON Office Solutions A/S (Denmark)	100% IKON	Denmark
IKON Office Solutions Foundation, Inc.	100% IKON	Pennsylvania
IKON Office Solutions Group PLC (IOSG)	100% IKON	United Kingdom
IKON Office Solutions Europe PLC (IOSE)	100% IOSG	United Kingdom
IKON Office Solutions PLC (IOSPLC)	100% IOSE	United Kingdom
IKON Capital PLC	100% IOSPLC	United Kingdom
Kafevend Group PLC	100% IOSPLC	United Kingdom
IKON Office Solutions Holding GmbH (IOSH)	100% IOSE	Germany
IKON Office Solutions GmbH Hamburg	100% IOSH	Germany
IKON Office Solutions GmbH Hagen (IKONHAGEN)	100% IOSH	Germany
IKON Office Solutions Gmbh Network Services	100% IKONHAGEN	Germany
IKON Office Solutions GmbH Munchen	100% IOSH	Germany
IKON Office Solutions GmbH Frankfurt	100% IOSH	Germany
IKON Office Solutions GmbH Leipzig	100% IOSH	Germany
IKON Leasing GmbH	100% IOSH	Germany
IKON Office Solutions Technology Services, LLC	100% IKON	Delaware
IKON Office Solutions West, Inc.	100% IKON	Delaware
IKON Realty, Inc.	100% IKON	Delaware
INA North America Holdings, Inc. (INA)	100% IKON	Delaware
IKON Baja, S.A. de C.V.	99.79% INA/.21% IKON	Mexico
IKON de Mexico, S.A. de C.V. (IDM)	99.99% INA/.01% IKON	Mexico
IKON Servicios, S.A. de C.V. (IS)	99.99% IDM/.01% INA	Mexico
IKON Copiroyal, S.A. de C.V.	99.99% IDM/.01% IS	Mexico
IKON Inmuebles, S.A. de C.V.	9.99% IDM/.01% IS	Mexico
IKON Office Solutions Australia Pty Ltd	100% INA	Australia
IKON Office Solutions, Inc. (Canada) (IOS-Canada)	100% INA	Canada
IKON Office Solutions Dublin Limited	100% IOS-Canada	Ireland
IOS Capital, LLC (IOSC)	100% IKON	Delaware
IKON Funding, Inc.	100% IOSC	Delaware
IKON Receivables Funding, Inc.	100% IOSC	Delaware
IKON Funding, LLC	100% IOSC	Delaware
IKON Funding-1, LLC	100% IOSC	Delaware
IKON Funding-2, LLC (IF-2)	100% IOSC	Delaware
IKON Funding-3, LLC	100% IOSC	Delaware
IKON Funding-4, LLC	100% IOSC	Delaware
IKON Funding-5, LLC	100% IOSC	Delaware
IKON Receivables –1, LLC (IR-1)	100% IOSC	Delaware
IKON Receivables, LLC	100% IR-1	Delaware
IKON Receivables—2, LLC (IR-2)	100% IOSC	Delaware
IKON Receivables Funding, LLC	100% IR-2	Delaware
Partners Securities Company	100% IKON	Delaware
Pimeau B.V.	100% IKON	France
IKON Office Solutions (Holding) France (IOSHF)	92% IKON / 8% PIMEAU	France
IKON Office Solutions S.A. (IOSSA)	100% IOSHF	France
IKON Document Service S.A.	100% IOSSA	France
IKON Total Document Services S.A.	100% IOSSA	France
Upshur Coals Corporation	100% IKON	West Virginia